EXHIBIT 99.1

24601 Center Ridge Road, Westlake, OH 44145-5639	tel: (440) 808-9100

FOR IMMEDIATE RELEASE

Contacts:

Timothy A. Bonang, Director of Investor Relations, or

Carlynn Finn, Manager of Investor Relations

(617) 796-8251

www.tatravelcenters.com

TravelCenters of America LLC Announces First Quarter 2009 Results

Westlake, OH (May 11, 2009):  TravelCenters of America LLC (NYSE Amex: TA), or  TA, today announced financial results for the first quarter ended March 31, 2009.

In addition to the historical financial results prepared in accordance with generally accepted accounting principles and presented in this press release, TA is furnishing supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for all of the travel centers in operation on March 31, 2009 that were operated by TA continuously since January 1, 2008.  Also included is a presentation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, along with EBITDAR excluding the impact of certain noncash items and certain items that TA considers to be nonrecurring and other items described, or Adjusted EBITDAR.

At March 31, 2009, TA’s business included 233 sites, 166 of which were operated under the “TravelCenters of America” or “TA” brand names and 67 that were operated under the “Petro” brand name.

	Three Months Ended March 31
	2009	2008
	(in thousands, except share and per share amounts)
Revenues	$966,629	$1,907,865
Net loss	$(18,039)	$(48,456)

Loss per share: (1)
Basic and diluted	$(1.08)	$(3.34)

Supplemental Data:
Total fuel sales	$703,908	$1,619,282
Gross fuel margin	$60,461	$42,011

Total nonfuel sales	$259,361	$285,053
Gross nonfuel margin	$152,731	$166,911

EBITDAR	$52,969	$21,456
Adjusted EBITDAR	$53,325	$30,000

(1) Basic and diluted loss per share for the three months ended March 31, 2008, has been adjusted to reflect the requirements of a new accounting pronouncement effective for TA beginning January 1, 2009.

Business Commentary

During the three months ended March 31, 2009, the continued slowing of the U.S. economy presented TA with significant operating challenges.  TA experienced, on a same site basis, a 16.4% decline in fuel volumes for the 2009 first quarter as compared to the 2008 first quarter.  TA believes that its fuel volume declines are consistent with declines in trucking activity and diesel fuel consumption generally.

Despite these business conditions, TA believes it has made progress toward adjusting its business to these challenges.  TA’s net loss, EBITDAR and Adjusted EBITDAR for the first quarter of 2009 improved over the same period of 2008 by $30.4 million, $31.5 million and $23.3 million, respectively.  TA believes that its operating initiatives have been significant contributors to these improved results; specifically, the staffing reorganization undertaken to realize integration synergies associated with TA’s acquisition of Petro Stopping Centers, L.P., or Petro, in 2007, the personnel cost savings related to the workforce reduction announced in 2008, the 2008 termination of a fuel marketing arrangement with a third party marketer and a number of ongoing cost reduction, fuel purchasing and pricing strategies that were designed to improve TA’s operating margins.

Capital Expenditures and Liquidity

During the quarter ended March 31, 2009, TA invested $6.4 million in capital projects and received $2.8 million of cash from Hospitality Properties Trust, or Hospitality Trust, from the sale of qualifying leasehold improvements with no corresponding increase in rent.  TA’s current capital plan for 2009 anticipates expenditures of approximately $60 million, some of which may be sold to Hospitality Trust under the lease agreements TA has entered with Hospitality Trust, including up to approximately $13.5 million of undiscounted qualifying improvements that may be sold to Hospitality Trust with no increase in its rent and which amounts may be discounted if the timing for the sales of the applicable improvements is accelerated.

Pursuant to an arrangement with Hospitality Trust, TA has the option to defer up to $5 million of rent for each month during 2009 and 2010.  Amounts deferred are due no later than July 2011.  TA has taken advantage of all deferrals available to it thus far, including $15 million during the three months ended March 31, 2009 and $30 million during 2008.

At March 31, 2009, TA had approximately $167.9 million in cash and cash equivalents.  In addition, at March 31, 2009, $32.2 million of TA’s $100 million bank credit facility remained unused and available for borrowing.

Conference Call:

On Tuesday, May 12, 2009, at 8:30 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended March 31, 2009.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is 888-684-1264.  Participants calling from outside the United States and Canada should dial 913-312-0381.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial 719-457-0820.  The replay pass code is 4020780.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA” and “Petro” brand names and offer diesel and gasoline fueling services, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  TA’S DESCRIPTION OF THE RENT DEFERRAL AGREEMENT WITH HOSPITALITY TRUST MAY IMPLY THAT THE RENT DEFERRAL AMOUNTS TOGETHER WITH CASH PROVIDED BY TA’S OPERATING ACTIVITIES WILL BE SUFFICIENT TO ALLOW TA TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS AND TO MEET ITS OBLIGATIONS DURING THE RENT DEFERRAL PERIOD.  IN FACT, TA MAY NOT BE ABLE TO GENERATE POSITIVE CASH FLOW FROM OPERATIONS OR MEET ITS OBLIGATIONS;

•                  THE SUCCESS OF TA’S COST CONTROL INITIATIVES DEPENDS IN LARGE PART UPON TA’S MANAGEMENT’S ABILITY TO MANAGE EMPLOYMENT COSTS TO MATCH TA’S CHANGING LEVELS OF BUSINESS, BUT TA MAY BE UNABLE TO REDUCE STAFFING OR OTHER COSTS BELOW CERTAIN LEVELS AT ITS TRAVEL CENTERS WHICH OPERATE 24 HOURS PER DAY, 365 DAYS PER YEAR;

•                  THE STATEMENT IN THIS PRESS RELEASE THAT TA BELIEVES THAT ITS OPERATING INITIATIVES WERE SIGNIFICANT CONTRIBUTORS TO ITS IMPROVED RESULTS IN THE QUARTER ENDED MARCH 31, 2009, MAY IMPLY THAT TA’S FINANCIAL RESULTS WILL CONTINUE TO IMPROVE.  IN FACT, CURRENT ECONOMIC CONDITIONS IN THE UNITED STATES MAY NOT IMPROVE OR MAY DECLINE FURTHER, FUTURE MARKET CONDITIONS IN THE TRUCKING INDUSTRY OR OTHERWISE MAY BE WORSE THAN TA NOW EXPECTS OR TA’S INITIATIVES MAY NOT BE SUCCESSFULLY SUSTAINED, EACH OR ALL OF WHICH COULD RESULT IN TA’S FINANCIAL RESULTS NOT IMPROVING OR TA EXPERIENCING MATERIAL AND CONTINUING LOSSES;

•                  THIS PRESS RELEASE STATES THAT TA’S PLANNED CAPITAL PROJECTS FOR 2009 MAY COST APPROXIMATELY $60 MILLION TO COMPLETE.  HOWEVER, THE AMOUNT AND TIMING OF CAPITAL PROJECT EXPENDITURES ARE OFTEN DIFFICULT TO PROJECT.  SOME CAPITAL PROJECTS COST MORE THAN ANTICIPATED AND TA MAY SPEND MORE THAN $60 MILLION TO COMPLETE ITS CAPITAL PROJECTS.  CURRENTLY UNANTICIPATED PROJECTS THAT ARE REQUIRED TO BE COMPLETED MAY ARISE AND CAUSE TA TO SPEND MORE THAN CURRENTLY ANTICIPATED.  SOME CAPITAL PROJECTS TAKE MORE TIME THAN ANTICIPATED AND TA MAY NOT COMPLETE THESE CAPITAL PROJECTS IN 2009.  AS A RESULT OF MARKET CONDITIONS, TA MAY DEFER CERTAIN CAPITAL PROJECTS AND SUCH DEFERRAL MAY HARM TA’S BUSINESS OR REQUIRE IT TO MAKE LARGER AMOUNTS OF CAPITAL EXPENDITURES IN THE FUTURE.  THE CAPITAL PROJECTS COMPLETED MAY NOT INCREASE TA’S SALES OR MARGINS; AND

•                  THE STATEMENT IN THIS PRESS RELEASE THAT TA HAD $167.9 MILLION OF CASH AND CASH EQUIVALENTS AT MARCH 31, 2009 AND THAT A PORTION OF TA’S BANK CREDIT FACILITY IS UNUSED MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL AND CASH LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH AND TA’S BANK CREDIT FACILITY IS SUBSTANTIALLY USED TO SECURE LETTERS OF CREDIT FOR TA’S SUPPLIERS.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY.

THESE UNEXPECTED RESULTS OF TA’S FORWARD LOOKING STATEMENTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  IN THE PAST, INCREASES IN DIESEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE SUCH FUEL PRICES ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN DIESEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN CURRENT TERMS FOR TA’S PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY SUFFER LOSSES.  FURTHER, THE GLOBAL CREDIT MARKETS HAVE BEEN EXPERIENCING SUBSTANTIAL DISRUPTION AND, AS A RESULT, CREDIT HAS BECOME MORE EXPENSIVE AND DIFFICULT TO OBTAIN.  FAILURE TO OBTAIN ANY NECESSARY FINANCING ON REASONABLE TERMS WOULD ADVERSELY AFFECT TA’S ABILITY TO FUND ITS BUSINESS AND OPERATIONS;

•                  IF THE U.S. RECESSION CONTINUES, WORSENS OR LASTS FOR AN EXTENDED PERIOD, TA’S CUSTOMERS MAY PURCHASE LESS OF TA’S GOODS AND SERVICES AND TA MAY SUFFER LOSSES; AND

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN RESULT IN UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED.

TA HAS PRODUCED PROFITABLE OPERATIONS IN ONLY TWO QUARTERLY REPORTING PERIODS SINCE IT BECAME A PUBLICLY OWNED COMPANY ON JANUARY 31, 2007.  ALTHOUGH TA’S PLANS ARE INTENDED TO CREATE PROFITABLE OPERATIONS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

OTHER RISKS MAY ADVERSELY IMPACT TA, INCLUDING THOSE DESCRIBED IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2008, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS”, “ITEM 1A.  RISK FACTORS” AND ELSEWHERE IN THAT REPORT AND UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND ELSEWHERE IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED MARCH 31, 2009.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2009	2008
Revenues:
Fuel	$703,908	$1,619,282
Nonfuel	259,361	285,053
Rent and royalties	3,360	3,530
Total revenues	966,629	1,907,865

Cost of goods sold (excluding depreciation):
Fuel	643,447	1,577,271
Nonfuel	106,630	118,142
Total cost of goods sold (excluding depreciation)	750,077	1,695,413

Operating expenses:
Site level operating	144,856	158,562
Selling, general & administrative	19,001	32,753
Real estate rent	58,469	57,682
Depreciation and amortization	9,690	10,937
Total operating expenses	232,016	259,934

Loss from operations	(15,464)	(47,482)

Equity in income of joint venture	75	88
Interest income	844	3,200
Interest expense	(3,282)	(4,065)
Loss before income taxes	(17,827)	(48,259)
Provision for income taxes	212	197
Net loss	$(18,039)	$(48,456)

Loss per share: (1)
Basic and diluted	$(1.08)	$(3.34)

(1) Basic and diluted loss per share for the three months ended March 31, 2008, has been adjusted to reflect the requirements of a new accounting pronouncement effective for TA beginning January 1, 2009.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	March 31,	December 31,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$167,856	$145,516
Accounts receivable, net	69,570	61,823
Inventories	121,382	128,962
Leasehold improvement receivable(1)	11,811	14,437
Other current assets	53,822	58,269
Total current assets	424,441	409,007

Property and equipment, net	414,519	418,765
Intangible assets, net	33,696	34,545
Other noncurrent assets	26,873	27,480
Total assets	$899,529	$889,797

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$102,094	$82,164
Other current liabilities	108,640	118,787
Total current liabilities	210,734	200,951

Capital lease obligations	103,087	103,700
Deferred rental allowance	86,299	87,991
Deferred rent	45,000	30,000
Other noncurrent liabilities	70,116	64,828
Total liabilities	515,236	487,470

Shareholders’ equity	384,293	402,327
Total liabilities and shareholders’ equity	$899,529	$889,797

(1)             The leasehold improvement receivable amounts represented, as of the applicable dates, the then remaining, estimated discounted amounts of funds TA expected to receive, as of such dates, from Hospitality Trust in connection with TA’s sales of qualifying leasehold improvements to Hospitality Trust under the lease with Hospitality Trust for TA branded travel centers, which provided for up to $125,000 of such sales without an adjustment to the amount of rent payable under that lease.  The total remaining undiscounted amount available at March 31, 2009, was $13,526.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA(1)

(in thousands)

	Three Months Ended March 31,
	2009	2008
EBITDAR:(1)
Net loss	$(18,039)	$(48,456)
Add: income taxes	212	197
Add: depreciation and amortization	9,690	10,937
Deduct: equity in income of joint venture	(75)	(88)
Add: proportionate share of EBITDAR of joint venture	274	319
Deduct: interest income	(844)	(3,200)
Add: interest expense(2)	3,282	4,065
Add: real estate rent expense(3)	58,469	57,682
EBITDAR(1)	52,969	21,456
Add: employee retention and separation expenses(4)	152	2,819
Add: Petro integration expenses	—	17
Add: expenses related to previously deferred maintenance	—	507
Add: litigation settlement expenses	—	5,000
Add: noncash share based compensation expense(5)	204	201
Adjusted EBITDAR(3)	$53,325	$30,000

(1)

TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent, and defines Adjusted EBITDAR as EBITDAR excluding the impact of certain noncash items and certain items which it considers to be nonrecurring.  TA believes EBITDAR and Adjusted EBITDAR are useful indicators of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR and Adjusted EBITDAR are meaningful disclosures that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR and Adjusted EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)	Interest expense included the following:

	Three Months Ended March 31,
	2009	2008

Interest related to Petro notes (repaid in February 2008)	$—	$1,273
Hospitality Trust rent classified as interest	2,269	2,342
Amortization of deferred financing costs	590	—
Other	423	449
	$3,282	$4,065

(3)

Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases due to the requirement under GAAP to recognize minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term and other reasons noted below.  Cash paid for rent was $45,179 and $58,355 during the three month periods ended March 31, 2009 and 2008, respectively, while the total rent amounts expensed during the quarters ended March 31, 2009 and 2008 were $58,469 and $57,682, respectively.  In addition, under GAAP, a portion of the rent TA pays to Hospitality Trust is classified as interest expense and a portion of the rent payments made to Hospitality Trust is charged against the capital lease obligations.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred leasehold improvement allowance related to TA’s ability to sell certain qualifying leasehold improvements to Hospitality Trust without an increase in its rent payments.  A reconciliation of these amounts is as follows:

	Three Months Ended March 31,
	2009	2008

Rental payments to Hospitality Trust	$39,790	$53,209
Other rental payments	5,389	5,146
Total cash rent	45,179	58,355
Adjustments for:
Noncash straight line rent accrual – Hospitality Trust	2,757	3,715
Noncash straight line rent accrual – other	107	186
Rent expensed but not paid pursuant to deferral agreement	15,000	—
Amortization of deferred leasehold improvement allowance	(1,692)	(1,692)
Amortization of capital lease obligations	(613)	(540)
Rent classified as interest expense	(2,269)	(2,342)
Total amount expensed as rent	$58,469	$57,682

(4)

Employee retention and separation expenses represent expenses for retention bonuses paid to certain employees that remained in TA’s employ for specified periods of time after the acquisition of its predecessor and after the Petro acquisition, plus severance payments made to employees terminated as a result of the September 2007 reorganization and the March 2008 workforce reduction.  The final payments and expense charges related to the historical retention plans were made during the 2009 first quarter.

(5)	The noncash share based compensation expense amounts relate to restricted common shares granted under TA’s equity incentive plan.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on March 31, 2009 that were continuously operated by TA since January 1, 2008.  This data excludes revenues and expenses that were not generated by TA at sites it operates, such as sales made by TA’s franchisees, rents and royalties from franchises and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers or where otherwise indicated)

	Three Months Ended March 31
	2009	2008	Change

Number of company operated travel centers(2)	188	188	—

Total fuel sales volume (gallons)	448,788	536,849	-16.4%

Total fuel revenues	$687,291	$1,558,860	-55.9%

Total fuel gross margin	$61,295	$43,079	42.3%

Total nonfuel revenues	$262,426	$287,550	-8.7%
Total nonfuel gross margin	$154,548	$168,149	-8.1%

Nonfuel gross margin percentage	58.9%	58.5%	+40	b.p.

Total gross margin	$215,843	$211,228	2.2%
Site level operating expenses(3)	$146,733	$160,036	-8.3%

Net	$69,110	$51,192	35.0%

(1)	Includes operating data of company operated travel centers only, including one travel center owned by a joint venture, and excludes operating data of the travel centers operated by TA’s franchisees.

(2)	Includes travel centers that were continuously operated by TA from January 1, 2008 through March 31, 2009.

(3)	Excludes real estate rent expense.

(End)